Exhibit 99.3

EV Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2008
(In thousands)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$14,507	$4,083	$18,590
Accounts receivable:
Oil, natural gas and natural gas liquids sales	27,806	2,415	30,221
Related party	13,611	–	13,611
Other	12	–	12
Derivative asset	–	–	–
Prepaid expenses and other current assets	294	–	294
Total current assets	56,230	6,498	62,728

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	586,546	105,681	692,227
Other property, net of accumulated depreciation and amortization	201	–	201
Other assets	1,999	–	1,999
Total assets	$644,976	$112,179	$757,155

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,678	$–	$15,678
Deferred revenues	2,517	–	2,517
Derivative liability	77,821	–	77,821
Total current liabilities	96,016	–	96,016

Asset retirement obligations	21,078	1,521	22,599
Share-based compensation liability	1,506	–	1,506
Long-term derivative liability	99,811	–	99,811
Long-term debt	287,000	122,500	409,500

Commitments and contingencies

Owners’ equity:	139,565	(11,842)	127,723
Total liabilities and owners’ equity	$644,976	$112,179	$757,155

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2008
(In thousands, except per unit data)

	Historical Consolidated	Pro Forma Adjustments	Pro Forma Consolidated
Revenues:
Oil, natural gas and natural gas liquids revenues	$101,664	$17,096	$118,760
Gain on derivatives, net	662		662
Transportation and marketing-related revenues	6,480	–	6,480
Total revenues	108,806	17,096	125,902

Operating costs and expenses:
Lease operating expenses	18,714	3,232	21,946
Cost of purchased natural gas	5,415	–	5,415
Production taxes	4,628	2,780	7,408
Asset retirement obligations accretion expense	606	47	653
Depreciation, depletion and amortization	16,355	2,723	19,078
General and administrative expenses	7,024	–	7,024
Total operating costs and expenses	52,742	8,782	61,524

Operating income	56,064	8,314	64,378

Other expense, net	(180,130)	(2,672)	(182,802)

Loss before income taxes	(124,066)	5,642	(118,424)

Income taxes	(130)	–	(130)

Net loss	$(124,196)	$5,642	$(118,554)
General partner’s interest in net loss	$(2,484)		$(2,371)
Limited partners’ interest in net loss	$(121,712)		$(116,183)
Net loss per limited partner unit:
Common units (basic and diluted)	$(8.13)		$(7.31)
Subordinated units (basic and diluted)	$(8.13)		$(7.31)
Weighted average limited partner units outstanding:
Common units (basic and diluted)	11,879		12,788
Subordinated units (basic and diluted)	3,100		3,100

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	BASIS OF PRESENTATION

EV Energy Partners, L.P. (“we,” “our” or “us”) is a publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties. Our general partner is EV Energy GP, L.P. (“EV Energy GP”), a Delaware limited partnership, and the general partner of our general partner is EV Management, LLC, a Delaware limited liability company.

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the September 2008 acquisition of oil and natural gas properties in the San Juan Basin (the “San Juan acquisition”). We purchased these oil and natural gas properties from institutional partnerships managed by EnerVest, Ltd. (“EnerVest”) on September 8, 2008 for $118.4 million in cash and 908,954 of our common units. EnerVest and its affiliates have a significant interest in us through their 71.25% ownership of EV Energy GP which, in turn, owns a 2% general partner interest in us and all of our incentive distribution rights.

As we acquired these oil and natural gas properties from institutional partnerships managed by EnerVest, we carried over the historical costs related to EnerVest’s interests in the institutional partnerships and assigned a value of $2.1 million to the common units. We then applied purchase accounting to the remaining interests acquired. As a result, we recorded a deemed distribution of $13.9 million that represents the difference between the purchase price allocation and the amount paid for the acquisitions.

The allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition was as follows:

San Juan
Accounts receivable	$2,415
Oil and natural gas properties	105,681
Asset retirement obligations	(1,521)
Allocation of purchase price	$106,575

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisitions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and the audited combined statement of revenues and direct operating expenses of the Assets Acquired from EnerVest Energy Institutional Fund IX for the year ended December 31, 2007 and the unaudited combined statements of revenues and direct operating expenses of the Assets Acquired from EnerVest Entergy Institutional Fund IX for the six months ended June 30, 2008 and 2007.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

2.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

The following table summarizes unaudited pro forma condensed consolidated balance sheet adjustments:

	(a)	(b)	Pro Forma Adjustments
ASSETS
Current assets:
Cash and cash equivalents	$4,083	$–	$4,083
Accounts receivable:
Oil, natural gas and natural gas liquids sales	2,415	–	2,415
Related party	–	–	–
Other	–	–	–
Derivative asset	–	–	–
Prepaid expenses and other current assets	–	–	–
Total current assets	6,498	–	6,498

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization	104,160	1,521	105,681
Other property, net of accumulated depreciation and amortization	–	–	–
Long-term derivative asset	–	–	–
Other assets		–
Total assets	$110,658	$1,521	$112,179

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$–	$–	$–
Deferred revenues	–	–	–
Derivative liability	–	–	–
Total current liabilities	–	–	–

Asset retirement obligations	–	1,521	1,521
Share-based compensation liability	–	–	–
Long-term derivative liability	–	–	–
Long-term debt	122,500	–	122,500

Commitments and contingencies

Owners’ equity	(11,842)	–	(11,842)
Total liabilities and owners’ equity	$110,658	$1,521	$112,179

(a) Reflects the acquisition of the San Juan Basin assets as of June 30, 2008.

(b) Reflects the asset retirement obligations assumed at the time of purchase relative to the San Juan Basis assets.

EV Energy Partners, L.P.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

3.	UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (continued)

The following table summarizes unaudited pro forma condensed consolidated statement of operations adjustments:

	(c)	(d)	(e)	(f)	Pro Forma Adjustments
Revenues:
Oil, natural gas and natural gas liquids revenues	$17,096	$–	$–	$–	$17,096
Gain on derivatives, net	(1,674)	–	–	1,674	–
Transportation and marketing-related revenues	–	–	–	–	–
Total revenues	15,422	–	–	1,674	17,096

Operating costs and expenses:
Lease operating expenses	3,232	–	–	–	3,232
Cost of purchased natural gas	–	–	–	–	–
Production taxes	2,780	–	–	–	2,780
Asset retirement obligations accretion expense	–	47	–	–	47
Depreciation, depletion and amortization	–	2,723	–	–	2,723
General and administrative expenses	–	–	–	–	–
Total operating costs and expenses	6,012	2,770	–	–	8,782

Operating income (loss)	9,410	(2,770)	–	1,674	8,314

Other expense, net	–	–	(2,672)	–	(2,672)

Income (loss) before income taxes	9,410	(2,770)	(2,672)	1,674	5,642

Income taxes	–	–	–	–	–

Net income (loss)	$9,410	$(2,770)	$(2,672)	$1,674	$5,642

(c)	Reflects the historical revenues and direct operating expenses of the San Juan acquisition for the six months ended June 30, 2008.

(d)	Reflects incremental depletion expense and accretion expense related to the San Juan acquisition.

(e)	Reflects incremental interest expenses incurred on the credit facility borrowing to finance the San Juan acquisition.

(f)	Reflects elimination of derivatives not acquired.